Exhibit 99.1

Mistras Group Announces Record Results for Second Quarter FY’15

MISTRAS Group, Inc. January 7, 2015 4:01 PM

PRINCETON JUNCTION, N.J., January 7, 2015 (GLOBE NEWSWIRE) — Mistras Group, Inc. (MG), a leading “one source” global provider of technology-enabled asset protection solutions, today reported financial results for its second quarter and first six months of fiscal year 2015, which ended November 30, 2014.

Revenues increased by 32% over the prior year’s second quarter, reaching a record level of $206.9 million. Net income for the second quarter achieved another record of $10.4 million, or $0.35 per diluted share, compared with the prior year second quarter’s net income of $9.3 million, or $0.32 per diluted share. Acquisition-related items added $0.02 of earnings per diluted share in the second quarter of fiscal year 2015 and $0.01 per diluted share in the corresponding prior year period. Adjusted EBITDA rose 25% over the prior year’s second quarter, to a record level of $28.2 million compared with the prior year’s $22.6 million.

Revenues increased by 28% over the prior year’s first six months, reaching $373.5 million. Net income for the first six months was $12.1 million, or $0.41 per diluted share, compared with the prior year’s $14.9 million, or $0.51 per diluted share. Adjusted EBITDA of $41.4 million in the first six months of fiscal year 2015 was 7% higher than the comparable prior year amount of $38.6 million.

The Company’s year-on-year revenue growth remained robust, exceeding 20% for the third consecutive quarter. The Company’s Services segment experienced strong year-on-year growth of over 48%, of which 22% was organic, driven by market share gains, a healthy fall turnaround season, and project work. The Company’s 32% year-on-year revenue growth was led by a combination of acquisitions (+19%) and strong organic growth (+14%), offset in part by weaker foreign exchange (-1%).

Gross profit margins improved sequentially to 28.5% from 25.2% in the first quarter of fiscal year 2015, but were lower than the prior year’s 30.6%. As with the Company’s revenue growth, this change was also driven primarily by the Services segment, which saw gross profit margins improve to 27.5% from the first quarter’s 24.4%, but lower than the prior year’s 28.4%. The improvement from the first quarter was driven by a seasonal uptick and healthy turnaround volume, while the unfavorable comparison to the prior year’s second quarter was driven by the Company’s continued investment in the Canadian oil sands region, as well as an adverse sales mix in some international countries.

Key Financial Metrics:

Revenues

•                  Revenues for the second quarter of fiscal 2015 increased 32% over prior year. Organic revenue growth was 14%.

•                  Services segment revenue for the second quarter of fiscal 2015 increased 48% over prior year, including 22% organic growth and 26% acquisition growth.

•                  International segment revenue for the second quarter of fiscal 2015 declined 5% vs. prior year, with components: organic (-5%), acquisitions (+2%) and foreign exchange (-2%).

•                  Products and Systems segment revenues for the second quarter of fiscal 2015 declined by 13% (all organic) compared with prior year.

Gross Profit

•                  Gross profit for the second quarter of fiscal 2015 increased by 23% over prior year on a 32% increase in revenues;

•                  Gross margin for the second quarter of fiscal year 2015 was 28.5% of revenues vs. 30.6% in the prior year.

Operating Cash Flow

•                  The Company’s operating cash flow was $3.2 million for the first half of fiscal year 2015.

Sotirios Vahaviolos, Chairman and Chief Executive Officer stated, “This was the strongest quarter that Mistras has ever had in terms of Adjusted EBITDA, net income, earnings per diluted share and revenue. The fact that this performance followed a difficult first quarter makes it even more gratifying. We are very encouraged by the continued strong organic revenue growth in our Services segment and we continue to work on several initiatives to improve our profit margins. Our progress to date is encouraging and bodes well for future results.”

Dr. Vahaviolos continued, “We are excited about our expansion into two new areas, the Gulf offshore market, via our acquisition of The Nacher Corporation, and our continued efforts to grow organically in the Canadian oil sands region. NACHER has gotten off to a fast start, helping to propel our acquisition-related revenue growth, and we remain optimistic about our efforts in the Canadian oil sands for the second half of the fiscal year.”

Outlook and Guidance for Fiscal 2015

Based on the strong second quarter and additional upside from NACHER, the Company is increasing its revenue expectation for fiscal year 2015 to a range of $720 million to $740 million, representing growth of 16% to 19% over prior year.

The Company expects its Adjusted EBITDA to be within the high end of its previously announced range of from $78 million to $84 million, representing an increase of from 11% to 20% over prior year.

Conference Call

In connection with this release, Mistras will hold a conference call on Thursday, January 8, 2015 at 9:00 a.m. (Eastern). The call will be broadcast over the Web and can be accessed on Mistras’ Website, www.mistrasgroup.com. Individuals in the U.S. wishing to participate in the conference call by phone may call 1-844-832-7227 and use confirmation code 55599260 when prompted. The International dial-in number is 1-224-633-1529.

About Mistras Group, Inc.

Mistras offers one of the broadest “one source” services and technology-enabled asset protection solution portfolios in the industry used to evaluate the structural integrity of energy, industrial and public infrastructure. Mission critical services and solutions are delivered globally and provide customers with the ability to extend the useful life of their assets, improve productivity and profitability, comply with government safety and environmental regulations and enhance risk management operational decisions.

Mistras uniquely combines its industry leading products and technologies - 24/7 on-line monitoring of critical assets; mechanical integrity (“MI”) and non-destructive testing (“NDT”) services; destructive testing services; and its proprietary world class data warehousing and analysis software - to provide comprehensive and competitive products, systems and services solutions from a single source provider.

For more information, please visit the company’s website at www.mistrasgroup.com.

Forward-Looking and Cautionary Statements

Certain statements made in this press release are “forward-looking statements” about Mistras’ financial results and estimates, products and services, business model, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as “future,” “possible,” “potential,” “targeted,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “will,” “may,” “should,” “could,” “would” and other similar words and phrases. Such statements are not guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these and other risks and uncertainties can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for fiscal year 2014 filed with the Securities and Exchange Commission on August 8, 2014, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and Mistras undertakes no obligation to update such statements as a result of new information, future events or otherwise.

* Use of Non-GAAP Measures

The term “Adjusted EBITDA” used in this release is a financial measurement not calculated in accordance with generally accepted accounting principles in the U.S. (“US GAAP”). A Reconciliation of Adjusted EBITDA to a financial measurement under US GAAP is set forth in a table attached to this press release. In addition, the Company has also included in the attached tables non-GAAP measurements “EBITDA”, “Segment and Total Company Income from Operations before Acquisition-Related Expense (Benefit), net”, “Net Income Excluding Acquisition-related Items” and “Diluted EPS Excluding Acquisition-related Items,” reconciling these measurements to financial measurements under US GAAP. The Company believes that investors and other users of the financial statements benefit from the presentation of these non-GAAP measurements because they provide additional metrics to compare the Company’s operating performance on a consistent basis and measure underlying trends and results of the Company’s business.

Mistras Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	(unaudited)
	November 30, 2014	May 31, 2014
ASSETS
Current Assets
Cash and cash equivalents	$19,599	$10,020
Accounts receivable, net	164,888	137,824
Inventories	12,188	11,376
Deferred income taxes	3,775	3,283
Prepaid expenses and other current assets	15,536	12,626
Total current assets	215,986	175,129
Property, plant and equipment, net	82,266	77,811
Intangible assets, net	61,543	57,875
Goodwill	169,088	130,516
Deferred income taxes	1,301	1,344
Other assets	1,887	1,297
Total assets	$532,071	$443,972

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$15,558	$14,978
Accrued expenses and other current liabilities	54,594	54,650
Current portion of long-term debt	17,988	8,058
Current portion of capital lease obligations	6,968	7,251
Income taxes payable	2,133	1,854
Total current liabilities	97,241	86,791
Long-term debt, net of current portion	137,080	68,590
Obligations under capital leases, net of current portion	12,968	13,664
Deferred income taxes	20,369	15,521
Other long-term liabilities	14,699	17,014
Total liabilities	282,357	201,580

Commitments and contingencies

Equity
Preferred stock, 10,000,000 shares authorized	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized	286	284
Additional paid-in capital	204,987	201,831
Retained earnings	53,593	41,500
Accumulated other comprehensive loss	(9,427)	(1,511)
Total Mistras Group, Inc. stockholders’ equity	249,439	242,104
Noncontrolling interests	275	288
Total equity	249,714	242,392
Total liabilities and equity	$532,071	$443,972

Mistras Group, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Three months ended November 30,		Six months ended November 30,
	2014	2013	2014	2013

Revenue	206,893	156,755	373,466	292,593
Cost of revenues	142,940	104,494	262,662	196,747
Depreciation related to products and systems	4,914	4,284	9,771	8,592
Gross profit	59,039	47,977	101,033	87,254

Selling, general and administrative expenses	37,180	29,849	72,400	58,548
Research and engineering	629	786	1,278	1,429
Depreciation and amortization	3,472	2,501	6,894	4,958
Acquisition-related expense, net	(434)	(411)	(1,395)	(2,508)
Income from operations	18,192	15,252	21,856	24,827
Interest expense	1,352	772	2,257	1,517
Income before provision for income taxes	16,840	14,480	19,599	23,310
Provision for income taxes	6,428	5,196	7,516	8,391
Net income	10,412	9,284	12,083	14,919
Less: net loss (income) attributable to noncontrolling interests, net of taxes	15	(27)	10	(21)
Net income attributable to Mistras Group, Inc.	$10,427	$9,257	$12,093	$14,898
Earnings per common share
Basic	$0.36	$0.33	$0.42	$0.53
Diluted	$0.35	$0.32	$0.41	$0.51
Weighted average common shares outstanding:
Basic	28,619	28,378	28,547	28,309
Diluted	29,397	29,102	29,551	29,147

Mistras Group, Inc. and Subsidiaries

Unaudited Operating Data by Segment

(in thousands)

	Three months ended November 30,		Six months ended November 30,
	2014	2013	2014	2013
Revenues
Services	$160,874	$108,862	$282,806	$204,672
International	41,018	43,209	81,056	80,968
Products and Systems	7,495	8,604	14,062	15,189
Corporate and eliminations	(2,494)	(3,920)	(4,458)	(8,236)
	$206,893	$156,755	$373,466	$292,593

	Three months ended November 30,		Six months ended November 30,
	2014	2013	2014	2013
Gross profit
Services	$44,252	$30,918	$74,023	$57,665
International	11,309	13,293	20,777	23,413
Products and Systems	3,328	3,718	5,992	6,102
Corporate and eliminations	150	48	241	74
	$59,039	$47,977	$101,033	$87,254

Mistras Group, Inc. and Subsidiaries

Unaudited Reconciliation of

Segment and Total Company Income (Loss) from Operations before Acquisition-Related Expense (Benefit), net (non-GAAP) to

Segment and Total Company Income (Loss) from Operations (GAAP)

(in thousands)

	Three months ended November 30,		Six months ended November 30,
	2014	2013	2014	2013
Services:
Income from operations before acquisition-related expense (benefit), net (non-GAAP)	$20,596	$14,387	$29,737	$25,402
Acquisition-related expense (benefit), net	525	(13)	786	156
Income from operations (GAAP)	20,071	14,400	28,951	25,246

International:
Income from operations before acquisition-related (benefit), net (non-GAAP)	$2,130	$3,992	$1,542	$5,337
Acquisition-related (benefit), net	(1,047)	(3,301)	(936)	(3,771)
Income from operations (GAAP)	3,177	7,293	2,478	9,108

Products and Systems:
Income from operations before acquisition-related (benefit) net (non-GAAP)	$417	$450	$(16)	$25
Acquisition-related (benefit), net	—	(19)	—	(1,035)
Income (loss) from operations (GAAP)	417	469	(16)	1,060

Corporate and Eliminations:
Income from operations before acquisition-related expense (benefit), net (non-GAAP)	$(5,385)	$(3,988)	$(10,802)	$(8,445)
Acquisition-related expense (benefit) net	88	2,922	(1,245)	2,142
(Loss) from operations (GAAP)	(5,473)	(6,910)	(9,557)	(10,587)

Total Company
Income from operations before acquisition-related (benefit), net (non-GAAP)	$17,758	$14,841	$20,461	$22,319
Acquisition-related (benefit), net	(434)	(411)	(1,395)	(2,508)
Income from operations (GAAP)	18,192	15,252	21,856	24,827

Mistras Group, Inc. and Subsidiaries

Unaudited Summary of Cash Flow Information

(in thousands)

	Six months ended November 30,
	2014	2013

Net cash provided by (used in):
Operating Activities	$3,230	$15,634
Investing Activities	(40,666)	(20,237)
Financing Activities	46,810	13,130
Effect of exchange rate changes on cash	205	(89)
Net change in cash and cash equivalents	$9,579	$8,438

Mistras Group, Inc. and Subsidiaries

Unaudited Reconciliation of
Net Income to EBITDA and Adjusted EBITDA

(in thousands)

	Three months ended November 30,		Six months ended November 30,
	2014	2013	2014	2013

Net Income	$10,412	$9,284	$12,083	$14,919
Less: net income attributable to noncontrolling interests, net of taxes	15	(27)	10	(21)
Net income attributable to Mistras Group, Inc.	$10,427	$9,257	$12,093	$14,898
Interest expense	1,352	772	2,257	1,517
Provision for income taxes	6,428	5,196	7,516	8,391
Depreciation and amortization	8,386	6,785	16,665	13,550
EBITDA	$26,593	$22,010	$38,531	$38,356
Share-based compensation expense	2,090	1,040	4,257	2,747
Acquisition-related expense, net	(434)	(411)	(1,395)	(2,508)
Adjusted EBITDA	$28,249	$22,639	$41,393	$38,595

Mistras Group, Inc. and Subsidiaries

Unaudited Reconciliation of

Net Income (GAAP) and Diluted Earnings Per Share (GAAP) to

Net Income Excluding Acquisition-related Items (non-GAAP) and Diluted EPS Excluding Acquisition-related Items (non-GAAP)

(in thousands except per share data)

	Three months ended November 30,		Six months ended November 30,
	2014	2013	2014	2013

Net income (GAAP)	$10,412	$9,284	$12,083	$14,919
Acquisition-related (benefit), net of tax	(532)	(382)	(1,143)	(1,755)
Net Income Excluding Acquisition-related Items (non-GAAP)	$9,880	$8,902	$10,940	$13,164

Diluted earnings per common share (GAAP)	$0.35	$0.32	$0.41	$0.51
Acquisition-related (benefit), net	(0.02)	$(0.01)	(0.04)	(0.06)
Diluted EPS Excluding Acquisition-related Items (non-GAAP)	$0.33	$0.31	$0.37	$0.45

Note: Acquisition-related (benefit), net of tax, includes income tax (benefit) expense of $(99) thousand and $29 thousand for the three months ended November 30, 2014 and 2013, and $252 thousand and $753 thousand for the six months ended November 30, 2014 and 2013. The aforementioned tax expenses are reflective of non-deductible and non-taxable tax differences related to acquisitions of common stock.